UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	85-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2022, TeraWulf Inc. (the “Company”) appointed Michael Bucella and Kerri Langlais to its board of directors (the “Board”). In connection with the appointments of Mr. Bucella and Ms. Langlais, the Board also approved an increase in the size of the Board from seven to nine directors.

Michael Bucella is a partner at BlockTower Capital, an institutional crypto asset and blockchain technology investment firm. Prior to joining BlockTower, Mr. Bucella spent nearly a decade with Goldman Sachs in New York, where he most recently worked in the securities division running the multi-asset sales and trading business for the Canadian region and, prior, led the institutional global equities franchise for the Canadian region. Mr. Bucella joined Goldman Sachs in 2008 as part of the firm's asset management division (GSAM), where he focused on cross-asset, global investment strategies for North American institutions.

Mr. Bucella is a graduate of Fordham University and currently a member of the Fordham University President's Council. He is also a mentor for the Techstars and Creative Destruction Labs accelerator programs in both New York and Toronto.

Kerri Langlais serves as Chief Strategy Officer of the Company and brings more than 20 years of M&A, financing, strategy and power sector experience. Prior to her appointment at the Company, Ms. Langlais was an executive at Beowulf Energy LLC, a leading private energy infrastructure company, where she led the company’s M&A and financing efforts. Before Beowulf, Ms. Langlais spent nearly a decade in the Investment Banking Division at Goldman Sachs, where she was most recently in the Natural Resources advisory group in New York. Ms. Langlais also worked at Harvard University where she provided advisory to the University’s overall financial strategy and planning. Ms. Langlais received her B.A. in Finance and graduated with honors from Boston College.

Mr. Bucella will be entitled to the compensation we offer our other non-executive directors, including annual retainers and equity compensation in the form of Company restricted stock or restricted stock units. For more information on the compensation of our directors, please refer to our disclosures under the heading “Executive Compensation of Holdco—Compensation of Directors” in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 10, 2021 (the “S-4”).

Ms. Langlais will receive no additional compensation for her service as an executive director in accordance with the Company’s director compensation program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

By:	/s/ Kenneth J. Deane
Name:	Kenneth J. Deane
Title:	Chief Financial Officer and Treasurer

Dated: March 9, 2022